Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Florida Bank Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Robert Rothman, Chief Executive Officer of the Company, certify, pursuant to 19 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2010	By:	/s/ ROBERT ROTHMAN
Robert Rothman
Chief Executive Officer